EXHIBIT 5.1

[Letterhead of Cairncross & Hempelmann, P.S.]

July 5, 2006

Jones Soda Co.

234 Ninth Avenue North

Seattle, WA 98109

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Jones Soda Co., a Washington corporation, in connection with the preparation of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, which the Company is filing with the Securities and Exchange Commission covering the registration of 3,157,895 shares (the “Shares”) of Company common stock, no par value per share (the “Common Stock”) on behalf of the selling shareholders identified in the Registration Statement.

In connection with this opinion, we have examined and relied upon such documents as we have deemed necessary for the purpose of this opinion, including the Registration Statement, the Company’s Articles of Incorporation and Bylaws, each as amended, and certain documentation relating to the initial issuance of the Shares to the selling shareholders, including the stock purchase agreements and the corporate proceedings taken by the Company in connection with the issuance of the Shares. We have examined the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consents, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ CAIRNCROSS & HEMPELMANN, P.S.